Exhibit 99.3

BAYCOM CORP

PACIFIC STOCK TRANSFER COMPANY
C/O BAYCOM CORP
6725 VIA AUSTI PKWY, SUITE 300
LAS VEGAS, NV 89119

*** SPECIMEN ***
1 MAIN STREET
ANYWHERE PA 99999-9999

Proxy for: TEST ISSUE REF 1999 REG

Meeting date: Month 00, 2021, 0:00 p.m. Pacific Time

Voting Instructions

VOTE BY INTERNET
https://ipst.pacificstocktransfer.com/pxlogin
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Pacific Time on Month 00, 2021, the day before the special meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. Please refer to the proxy control number below.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the envelope we have provided or return it to Pacific Stock Transfer Company, 6725 Via Austi Pkwy, Suite 300, Las Vegas, Nevada 89119.

CONTROL ID:
(For Internet Voting)
PROXY #: 99
(For Mail In Voting)

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY INTERNET OR COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE. YOU DO NOT NEED TO COMPLETE AND RETURN THIS PROXY IF YOU VOTE BY THE INTERNET.

A. Voting Items

The Board of Directors recommends a vote FOR each of the proposals listed below.

1. Approval of the principal terms of the Agreement and Plan of Merger, dated as of September 7, 2021, by and between BayCom Corp (“BayCom”) and Pacific Enterprise Bancorp, including the merger and issuance of up to [●] shares of BayCom common stock in the merger.

For ☐ Against ☐ Abstain ☐

2. Approval of the BayCom board of directors to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in favor of proposal 1.

For ☐ Against ☐ Abstain ☐

Proxy #: 99

Shares: 90.00

TEST ISSUE REF 1999 REG PROXY FOR: 2 MAIN STREET ANYWHERE PA 99999-9999 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: www.specialmeeting.com/BayCom The Joint Proxy Statement/Prospectus is available at: REVOCABLE PROXY BAYCOM CORP SPECIAL MEETING OF SHAREHOLDERS MONTH 00, 2021 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BAYCOM CORP The shareholder(s) hereby acknowledge(s) receipt of the Notice of Special Meeting of Shareholders of BayCom Corp and the undersigned Joint Proxy Statement/Prospectus, each dated Month 00, 2021, and hereby appoint(s) George J. Guarini and Keary L. Colwell, or either of them, as proxies, each with the power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of BayCom that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held in the Board Room of BayCom located at 500 Ygnacio Valley Road, Suite 200, Walnut Creek, California, on WEEKDAY, MONTH 00, 2021, at 0:00 p.m. Pacific Time, and any adjournment or postponement This proxy, when properly executed, will be voted as directed by the shareholder(s). If no such directions are made, this proxy will be voted “FOR” approval of each of the proposals listed on the reverse side. B. Authorized Signatures - This section must be completed for your vote to be counted. Date and Sign Below. Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give the full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership’s name by authorized person. Signatures and Date: I plan to attend the meeting on XX/XX/21 If voting by mail, you must complete Sections A & B and mail in the provided envelope. You may instead vote by the Internet by following the instructions on the reverse side.